SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2008, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    387 South 520 West, Suite 110, Lindon, Utah                                                                                                                            84042
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 8.01                                Other Events

Annual Shareholder Meeting Results

On December 2, 2008, Fonix Corporation held its Annual Meeting of Shareholders in Salt Lake City, Utah.  The record date for the meeting was October 20, 2008, on which date there were 14,963,757,642 shares of our class A common stock outstanding.

The first matter voted upon at the meeting was the election of a director.  The following director was elected:

DIRECTOR	SHARES VOTED IN FAVOR	SHARES WITHHELD
Roger D. Dudley	7,679,501,871	1,211,813,436

The second matter voted upon at the meeting was the approval of the Board of Directors’ selection of Hansen, Barnett & Maxwell as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  The results of the voting were 7,834,674,657 shares in favor, 582,334,490 shares against, and 474,306,159 shares abstaining.

The third matter voted upon at the meeting was the approval of an amendment to the Company’s Certificate of Incorporation to provide for a reverse stock split at one of the following ratios: 1-for-1,000; 1-for-2,500; 1-for-5,000; or 1-for-7,500.  The results of the voting were 5,394,860,190 common shares in favor, 3,450,924,914 shares against and 45,530,202 shares abstaining.  There were also an additional 39,500,000,000 votes from the holders of the Company’s Series O Preferred Stock, which was entitled to vote on this issue, which were voted in favor of this proposal.  By way of background, the Company’s Series O Preferred Stock granted its holders the right to vote on certain limited matters that could be proposed to the shareholders of the Company, including the proposed reverse stock split.  The Series O Preferred Stock certificate of designation provided that the holders of the Series O Preferred Stock would be entitled to that number of votes equal to the number of shares of common stock into which the preferred stock would be converted, multiplied by five.

The Company’s Board of Directors and management has determined that it is in the best interest of the Company to implement a reverse stock split at a ratio of 1-for-5,000, or one (1) new share for each 5,000 old shares.  The Company will provide additional information relating to the implementation of the reverse stock split as it becomes available.

Item 7.01.                                Regulation FD Disclosure.

On December 3, 2008, the Company issued a press release announcing the results of the Shareholder Meeting and the reverse stock split. The press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.   Financial Statements and Exhibits

(a)           Financial Statements

None

(b)           Exhibits

99.1	Press Release dated December 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: December 3, 2008
	By:	/s/ Roger D. Dudley
Roger D. Dudley
President and Chief Executive Officer (Principal Executive Officer)